Exhibit 99.1
Veradermics Reports Fourth Quarter and Full Year 2025 Financial Results and Highlights Recent Corporate and Clinical Updates

Enrollment completed in two pivotal trials of VDPHL01 in male patients; topline data expected from Study 302 in 1H 2026 and Study 304 confirmatory trial in 2H 2026

Enrollment on-track in Study 306, the first-ever Phase 2/3 trial of an oral treatment specifically for female pattern hair loss

Mark Neumann, seasoned biopharmaceutical commercial leader with more than 30 years of experience launching and scaling blockbuster therapies, appointed Chief Commercial and Strategy Officer

Upsized IPO of $294.8 million closed in February 2026; pro forma cash, cash equivalents and marketable securities expected to fund planned operations into 2029, through multiple anticipated Phase 3 readouts and the anticipated launch of VDPHL01, if approved

NEW HAVEN, Conn – Mar. 30, 2026 – Veradermics, Incorporated (NYSE: MANE), a dermatologist-founded, late clinical-stage biopharmaceutical company focused on developing innovative therapeutics for common aesthetic and dermatological conditions, today reported financial results for the fourth quarter and full year periods ended December 31, 2025, and announced recent corporate and clinical updates.

“2025 was a landmark year for Veradermics, marked by significant progress in advancing Phase 3 development of VDPHL01, and our momentum has continued into 2026 with our debut as a public company following the successful completion of our IPO,” said Reid Waldman, M.D., Chief Executive Officer of Veradermics. “This year, we expect two Phase 3 readouts in men and to continue to make progress toward a planned NDA submission, while also advancing the first-ever Phase 3 trial of an oral treatment for female pattern hair loss. Backed by a strong balance sheet, we are focused on executing with urgency for the men and women who have waited far too long for new treatment options for pattern hair loss.”

Recent Business Highlights and 2026 Anticipated Milestones

VDPHL01 Registrational Program for Men and Women with Pattern Hair Loss ("PHL")
•Enrollment Completed in Study 302, the First of Three Registration-directed Trials of VDPHL01 in Patients with PHL. Study 302 is a four-arm, multicenter, randomized, double-blinded, placebo-controlled, Phase 2/3 clinical trial evaluating the safety and efficacy of VDPHL01 8.5 mg in male patients with mild-to-moderate PHL. Veradermics announced completed enrollment in Study 302 in December 2025, and topline data are expected in the first half of 2026.

•Enrollment Completed in Study 304: In February 2026, Veradermics announced completion of enrollment in Study 304, a confirmatory Phase 3 trial evaluating VDPHL01 for the treatment of male PHL. Study 304 is a four-arm, multicenter, randomized, double-blinded, placebo-controlled, Phase 3 clinical trial investigating the safety and efficacy of VDPHL01 in male patients with mild-to-moderate PHL. Across Study 302 and Study 304, more than 1,000 male participants received VDPHL01 or placebo in the clinical trials, representing one of the largest registration-directed programs conducted to date in PHL. Topline data from Study 304 are expected in the second half of 2026.
•Enrollment Ongoing in Study 306 in Females with PHL: Veradermics is enrolling female patients into Study 306, a four-arm, multicenter, randomized, double-blinded, placebo-controlled Phase 2/3 clinical trial of VDPHL01 for female PHL. VDPHL01 is the first non-hormonal oral therapy studied in a registrational-directed trial specifically for women with PHL. Study 306 is expected to enroll more than 500 female patients in the United States.
Corporate
•Upsized IPO Raising ~$295M Completed: Veradermics closed its upsized initial public offering (IPO) in February 2026, and the company raised gross proceeds of approximately $294.8 million, before deducting underwriting discounts and commissions and other offering expenses. The net proceeds from the offering together with the company’s current cash, cash equivalents and marketable securities are expected to support Veradermics’ current operating plans into 2029, which includes multiple anticipated Phase 3 readouts and the anticipated commercial launch of VDPHL01, if approved.
•Mark Neumann Appointed as Chief Commercial and Strategy Officer: In December 2025, Veradermics appointed Mark Neumann as Chief Commercial and Strategy Officer. Mr. Neumann has more than three decades of biopharmaceutical commercial leadership. He most recently served as Executive Vice President and Chief Commercial Officer of Intra-Cellular Therapies, where he built the company’s commercial organization and led the successful launch and commercialization of CAPLYTA®, contributing to Intra-Cellular’s $14.6 billion acquisition by Johnson & Johnson in 2025. Previously, Mr. Neumann held senior leadership roles at Amgen, overseeing global franchise strategy and commercialization planning across multiple therapeutic areas and leading the launch of Amgen’s first ever U.S. cardiovascular business unit with REPATHA. Earlier in his career, he held senior level U.S. and international commercial roles at Bristol-Myers Squibb, including serving as global brand lead for ELIQUIS, leading sales and marketing for ABILIFY, and leading national marketing efforts for cardiovascular products including PLAVIX and PRAVACHOL.

Fourth Quarter and Full Year 2025 Financial Results
•Cash Position: Cash, cash equivalents, and marketable securities totaled $141.9 million as of December 31, 2025. Subsequent to December 31, 2025, we completed our IPO, in which the company raised gross proceeds of approximately $294.8 million, before deducting underwriting discounts and commissions and other offering expenses. Veradermics expects its current cash, cash equivalents, and marketable securities to support its current operating plans into 2029.
•R&D Expenses: Research and development (R&D) expenses were $62.1 million and $18.2 million for the year and quarter ended December 31, 2025, respectively, as compared with $23.3 million and $5.0 million for the year and quarter ended December 31, 2024, respectively. The increase in R&D expenses of $38.8 million and $13.2 million for the year and quarter, respectively, were primarily due to increases in clinical development and other development expenses of VDPHL01 and an increase in R&D related headcount as compared to the same periods in the prior year.
•G&A Expenses: General and administrative (G&A) expenses were $10.3 million and $4.8 million for the year and quarter ended December 31, 2025, respectively, as compared with $3.5 million and $1.0 million for the year and quarter ended December 31, 2024, respectively. The increase in G&A expenses of $6.8 million and $3.8 million for the year and quarter, respectively, were primarily due to an increase in payroll and personnel-related costs, including stock-based compensation, as a result of an increase in general and administrative expenses related to headcount and other professional fees.
•Net Loss: Net loss was $21.8 million for the fourth quarter of 2025, compared to a net loss of $5.7 million for the fourth quarter of 2024. Net loss was $70.0 million for the full year ended December 31, 2025, compared to $26.5 million for the full year ended December 31, 2024.

About VDPHL01
VDPHL01 (extended-release minoxidil tablet) is an investigational, orally available non-hormonal drug in Phase 3 development for PHL in both women and men. VDPHL01 leverages extended-release technology designed to deliver a minoxidil product with the potential for improved efficacy and safety. The proprietary extended-release formulation utilizes a gel matrix designed to deliver long-lasting, steady release of minoxidil for sustained absorption. VDPHL01 has been shown to avoid the high peak concentrations of immediate-release oral minoxidil, while extending time above the minimum hair growth threshold to increase time for hair to grow. If approved, VDPHL01 would be the only FDA-approved oral non-hormonal treatment for PHL in both male and female patients. VDPHL01 is protected by a broad library of patents and patent applications related to the key innovations of VDPHL01. The earliest expiring patent term is 2043.

About Veradermics, Inc.
Veradermics is a dermatologist-founded, late clinical-stage biopharmaceutical company focused on developing innovative therapeutics to address pervasive treatment challenges in highly prevalent aesthetic and dermatological conditions. Veradermics aims to develop a focused portfolio of aesthetic dermatology product candidates targeting high-prevalence dermatologic conditions, with potential selective development of medical dermatology product candidates. Its lead program, VDPHL01, is being developed as an oral, non-hormonal treatment for men and women with PHL, to reduce the barriers to wide adoption of chronic hair loss therapy and potentially transform PHL treatment. VDPHL01 is an oral, extended-release proprietary formulation of minoxidil, a proven hair growth agent, designed to maximize minoxidil’s impact on hair restoration while minimizing the risk of cardiac activity. For additional information, visit www.veradermics.com and follow us on LinkedIn and Instagram.

Forward-Looking Statements
This press release contains forward-looking statements, which involve risks, uncertainties and contingencies, many of which are beyond the control of Veradermics, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements other than statements of historical facts contained in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. Investors are cautioned not to place undue reliance on these forward-looking statements, including statements regarding Veradermics’ product development activities for VDPHL01 and ongoing clinical trials, including the timing of completion of and data from the Phase 2/3 and Phase 3 clinical trials for VDPHL01 for the treatment of male PHL, and enrollment for the Phase 2/3 clinical trial for VDPHL01 for the treatment of female PHL; Veradermics' anticipated cash runway; the ability of clinical trials to demonstrate safety and efficacy of VDPHL01; the beneficial characteristics, and the potential safety, efficacy and therapeutic effects of VDPHL01; Veradermics’ ability to pursue and execute its strategy for its indications, business, programs and technology; the timing of investigational new drug application submissions, including for VDPHL01; the timing of and Veradermics’ ability to obtain and maintain regulatory approval of it product candidates; Veradermics’ ability to compete with companies currently selling, marketing or engaged in the development of treatments for diseases that Veradermics’ product candidates are designed to target, including PHL; and other estimates contained herein. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements, including: Veradermics’ limited operating history with no products approved for commercial sale; Veradermics’ incurrence of substantial losses since its inception, anticipation of incurring substantial and increasing losses for the foreseeable future and need for substantial additional financing to achieve its goals; Veradermics’ anticipation that its success will depend on the approval and successful commercialization of VDPHL01, which is its lead product candidate, and if Veradermics is unable to obtain regulatory approval for, and successfully commercialize, VDPHL01, or any other current or future product candidates, or experience significant delays in doing so, its business will be materially harmed; risks related to preclinical and clinical development and that results of earlier studies and trials may not be predictive of future preclinical studies or clinical trial results; the risk that Veradermics may encounter substantial delays in preclinical and clinical trials, or may not be able to conduct or complete preclinical or clinical trials on the expected timelines, if at all; the risk that the U.S. Food and Drug Administration does not conclude that VDPHL01 satisfies the requirements for the Section 505(b)(2) regulatory approval pathway, or if the requirements for VDPHL01 under Section 505(b)(2) are not as Veradermics expects, the approval pathway for those product candidates takes longer or costs more than anticipated; the risk that adverse events or undesirable side effects are caused by Veradermics’ product candidates; competition from other companies; risks related to developing Veradermics’ sales, marketing and distribution capability; the risk that even if Veradermics obtains regulatory approval for VDPHL01 or any other product candidates, such products may fail to achieve market acceptance; the risk that the commercial opportunity for VDPHL01 or any other current or future product candidates may be smaller than Veradermics expects; the cash-pay healthcare market for VDPHL01 may limit Veradermics’ ability to increase sales or achieve profitability; risks relating to effectively maintaining, promoting and enhancing Veradermics’ reputation and VDPHL01 brand recognition in a cost-effective manner; risks related to Veradermics’ dependence on senior management and other key personnel; risks related to Veradermics’ need to grow its organization; the ability of Veradermics to successfully execute its intellectual property strategy for VDPHL01 and risks related to Veradermics’ ability to obtain and maintain sufficient intellectual property protection for VDPHL01 and other current and any future product candidates and other proprietary technologies; risks related to ongoing regulatory obligations for any approved products; risks related to Veradermics’ reliance on third parties for the manufacture of drug or biological substances for preclinical studies and clinical trials and expectation that Veradermics will continue to do so for commercialization of any product candidates that are approved for marketing; risks related to Veradermics’ reliance and expected continued reliance on third parties to conduct preclinical studies and clinical trials; global macroeconomic conditions and related volatility; and other risks and uncertainties identified in the “Risk Factors” section of the prospectus that forms a part of the Registration Statement on Form S-1, as amended, most recently filed with the U.S. Securities and Exchange Commission. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual future results, levels of activity, performance and events and circumstances could differ materially from those projected in the forward-looking statements. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond Veradermics’ control, these forward-looking statements should not be relied upon as guarantees of future events. Moreover, Veradermics operates in an evolving environment.

New risks and uncertainties may emerge from time to time, and management cannot predict all risks and uncertainties. These forward-looking statements speak only as of the date of this press release, and Veradermics undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Media:
Mike Beyer, Sam Brown, Inc.
312-961-2502
mikebeyer@sambrown.com

Investors:
Jon Nugent, THRUST
jon@thrustsc.com

VERADERMICS, INC.

Condensed Statements of Operations
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except share and per share amounts)	2025	2024	2025	2024
Operating expenses:
Research and development	$18,192	$4,950	$62,065	$23,283
General and administrative	4,819	1,021	10,282	3,495
Total operating expenses	23,011	5,971	72,347	26,778
Loss from operations	(23,011)	(5,971)	(72,347)	(26,778)
Other income (expenses):
Interest income	906	209	1,562	481
Other income	790	687	790	394
Interest expense	(532)	(585)	—	(585)
Total other income, net	1,164	311	2,352	290
Loss before income taxes	(21,847)	(5,660)	(69,995)	(26,488)
Income tax benefit	—	—	—	—
Net loss	$(21,847)	$(5,660)	$(69,995)	$(26,488)

VERADERMICS, INC.

Condensed Balance Sheets
(Unaudited)

	Year Ended December 31,
(in thousands)	2025	2024
Cash, cash equivalents and marketable securities	141,862	53,084
Total assets	152,619	55,535
Total liabilities	9,156	4,718
Total stockholders' equity and redeemable convertible preferred stock	143,463	50,817